UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Morgan Stanley Direct Lending Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED APRIL 17, 2026 FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2026

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Morgan Stanley Direct Lending Fund’s definitive proxy statement for its 2026 Annual Meeting of Shareholders (the “Meeting”), which was filed with the Securities and Exchange Commission on April 17, 2026 (the “Proxy Statement”), in order to correct the amount of shares outstanding as of April 6, 2026 (the “Record Date”) included in the Proxy Statement. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify, amend or update any other information presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO THE PROXY STATEMENT

Each mention of the number of shares outstanding as of the Record Date in the Proxy Statement is amended and restated to read “85,261,312 shares.” All other information in the “Security Ownership of Certain Beneficial Owners and Management,” section of the Proxy Statement, including the number of shares of common stock beneficially owned as of the Record Date and the percent of common stock beneficially owned included within the table therein, remain unchanged.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on June 1, 2026:

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of the Meeting and the Proxy Statement which are available on the Internet at www.proxyvote.com. This material is first being released to stockholders on or about April 22, 2026, and should be read together with the Proxy Statement.